UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 19, 2011

NEVADA PROPERTY 1 LLC

(Exact name of registrant as specified in its charter)

Delaware	000-53938	27-1695189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3708 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 698-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2011, the Board of Directors (the “Board”) of Nevada Property 1 LLC (the “Company”) appointed Fabrizio Campelli, an existing Board Member, as Chairman of the Board. Mr. Campelli’s appointment is effective immediately subject to the required regulatory approvals. Mr Campelli succeeds Mr. Thomas Fiato whose resignation as Chairman of the Board was announced in the current report on Form 8-K that was filed with the SEC on June 29, 2011.

Mr. Fiato will continue to serve as a Director of the Board, as Chairman of the Company’s Audit Committee and as a member of Company’s Compensation Committee until August 29, 2011. The Company has not currently identified a new Chairman of the Audit Committee or a replacement for Mr. Fiato’s position on the Company’s Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA PROPERTY 1 LLC

Date: July 25, 2011

	By:	/s/ Jeffrey S. Burge
Jeffrey S. Burge Chief Financial Officer